Exhibit 99.1

CEREPLAST ANNOUNCES NEW STRATEGIC PLAN TO ACCELERATE GROWTH

Company to Focus on Proprietary Product Development and Marketing Strengths

HAWTHORNE, CA, May 19, 2009 - Cereplast, Inc. (OTCBB: CERP), a leading developer of proprietary bio-based, sustainable plastics, today announced its new strategic plan that will leverage its proprietary product development capabilities and marketing strengths. In addition, Cereplast will enter into manufacturing supply agreements with large plastics compounders that will dramatically reduce the cost to produce plastic resins and provide sufficient capacity to service substantial new contracts with major customers such as Georgia-Pacific and Dorel.

“Recent events have allowed us to revise our strategic plan,” said Frederic Scheer, Chairman and CEO of Cereplast. “To accelerate our growth, Cereplast will focus its efforts on the product development and marketing core strengths that have propelled us into a leadership position in proprietary bio-plastics.”

Cereplast bio-plastic resins are specifically formulated for compatibility with existing plastic manufacturing processes. Because of a worldwide excess of plastics compounding capacity, Cereplast will reduce costs by exiting the manufacturing business and contracting with large compounders to produce its bio-based resins. The company will transition to higher yield aspects of the business, such as product development and assisting customers with the implementation of bio-based plastic solutions.

“With increasing worldwide demand for bio-plastics driven by a movement toward sustainable solutions, we now realize that relying on our own manufacturing facilities will actually limit our growth. Building manufacturing capacity is extremely capital and management intensive and best left to those who make it their specialty,” said Scheer. “We’ve formulated our products to take advantage of this opportunity to deliver a nearly limitless supply to our customers at an attractive price point.”

Cereplast will follow a business model popularized in the semiconductor industry. Most computer chip companies focus on product development and marketing and contract for production. This approach allows for a high degree of flexibility and innovation in order to constantly adjust to the rapid pace of change in the market.

To implement its new strategic plan, the company explores ways to reduce its in-house manufacturing capacity and its manufacturing-related workforce. Cereplast currently has production facilities at its headquarters in Hawthorne, California and a yet-to-be opened facility in Seymour, Indiana.

“This is the painful part of growth,” said Scheer. “Unfortunately, we will not be able to include many of our manufacturing employees as we move forward. However, we plan to focus on our strengths and anticipate hiring additional product development and marketing personnel in the future.”

About Cereplast, Inc.

Cereplast, Inc. (OTCBB:CERP) designs proprietary bio-based, sustainable plastics which are used as substitutes for petroleum-based plastics in all major converting processes – such as injection molding, thermoforming, blow molding and extrusions – at a pricing structure that aims to be competitive with petroleum-based plastics. On the cutting-edge of bio-based plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® resins are ideally suited for single use applications where high bio-based content and compostability are advantageous, especially in the food service industry. Cereplast Hybrid Resins® combine high bio-based content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging.  Learn more at www.cereplast.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Contact:

Cereplast, Inc.
Philippe Ravera
(310) 676 5000
investor.relations@cereplast.com